UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K filed on October 3, 2005

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2005

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

011.44.8451087777
(Registrant’s telephone number, including area code)

Copies to:
Gersten Savage LLP
Arthur S. Marcus, Esq.
Sunny J. Barkats, Esq.
600 Lexington Avenue
New York, NY 10022
Phone: (212) 752-9700
Fax: (212) 980-5192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
As previously disclosed on Form 8-K filed on October 3, 2005, the Registrant announced the signing on September 28, 2005 of a Securities Purchase Agreement (the “Agreement”) based on certain terms and conditions to sell to certain investors (the "Purchasers") an aggregate of 902,798 shares of common stock at a purchase price of $2.50 per share together with 451,399 warrants to purchase shares of common stock, 225,699.50 of which are exercisable at $3.00 per share for five years and, 225,699.50 which are exercisable at $3.25 per share exercisable for five years (the "Financing").

On October 31, 2005, upon the fulfillment of the terms and conditions required by the Escrow Agreement dated September 28, 2005, by and between the Registrant and the Purchasers, the Financing was closed.

Prior to the closing of the Financing the Agreement has been amended and the amount of shares to be sold decreased to an aggregate of 885,000 shares of common stock at a purchase price of $2.50 per share together with 442,500 warrants to purchase shares of common stock, 221,250 of which are exercisable at $3.00 per share for five years and 221,250 of which are exercisable at $3.25 per share for five years.

This Current Report on Form 8-K/A is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: November 2, 2005	By:	/s/ Guy Nissenson
Guy Nissenson
President & Chief Executive Officer